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Exhibit 10.11 Lease agreement for UKB branch in Hampden, Maine

                                      LEASE

        This lease made this 23rd day of October, 2002, by and between Peter H. Jensen, Trustee of the Coral Reef Realty Trust under a declaration of trust dated April 10, 1995, hereinafter called the "Lessor", and UnitedKingfield Bank hereinafter called the "Lessee".

        WITNESSETH:

        1.      Premises:

                Lessor does hereby demise and lease to Lessee, that portion of a building located at Hannibal Hamlin Place, 58 Main Road North, Hampden, Maine, known as 58 Main Road North, ["the premises"], consisting of approximately 992 sq. ft. on the first floor and approximately 802 sq. ft. on the second floor.

        2.      Term:

        [A]     This Lease shall be for a term of two [2] years, beginning
October 1, 2002, and ending September 30, 2004, unless sooner terminated or extended in accordance herewith, but in any event subject to the terms and conditions hereinafter provided.

        [B] Lessee shall have the right, at the expiration of the original term hereof, to one [1] renewal term of two [2] years. The terms, covenants, conditions as are contained in this Lease, except rent, shall be negotiated by the parties prior to expiration of the original term. The right to the renewal term shall be exercised by written notice to Lessor at least ninety [90] days prior to the expiration of the original term or any renewal term thereof.

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        *       Security already on deposit.

        3.      Rent:

        [A]     The Lessee agrees to pay directly to the Lessor by making
delivery of payment to Lessor at 104 Chamberlain Street, Brewer, Maine 04412, or at such other place that Lessor shall direct in writing, as rent for the leased premises, the sum of One Thousand Five Hundred and Seventy Three dollars and Fifty Three Cents [$1573.53] per month, due and payable on the first [1st] day of each month during the term of this lease. In the event Lessee is five [5] days or more behind in the payment of rent, the Lessor, may charge the Lessee a late payment penalty in the amount of 10%, or $157.35, which must be paid with that monthly rent due.

        [B]     In the event the term of this Lease is in excess of one [1]
year, then at the end of each one [1] year period, the fixed minimum rent shall be adjusted upward three [3] percentage points.

    *   4.      Security Deposit:

                In order to secure the performance of the term of this Lease, Lessee agrees to deposit with Lessor the sum of One Thousand Three Hundred Dollars [$1300.00] at the time of execution of this lease, which security deposit shall be held by Lessor in a non-interest bearing account for the duration of this Lease, or any extension. The security deposit shall be returned by the Lessor to the Lessee within thirty [30] days after the termination of this Lease, less any amount that is retained by Lessor to cover any breach of the terms stated herein by Lessee and less any amounts as retained by Lessor to cover the cost of hiring a professional cleaning service and-or repair service in the event the premises are not in the same condition, normal wear and tear excepted, as the premises were at the time of the commencement of this Lease. If Lessor determines that Lessor has the right to retain any portion of the security deposit, Lessor shall notify the Lessee by written statement of the basis for that determination within said thirty [30] day period mailed to the Lessee's last known address.

        5.      Care of Premises:

                Lessee's execution of this Lease shall constitute acknowledgment that the premises and the contents located therein are in good, habitable, tenantable order and condition in all respects. The Lessee agrees and covenants not to make or permit any structural alterations, additions, or improvements in or to the premises and-or contents without first obtaining the express

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written permission of the Lessor. Any and all alterations, decorations, additions, or improvements shall not injure the safety of the structure of the building or diminish its value and shall be done in a good and workmanlike manner. Lessee shall promptly pay when due the entire cost of any work to the premises undertaken by the Lessee so that said premises shall at all times be free of liens for labor or materials, procure all necessary permits before undertaking any work, and perform all such work in a good and workmanlike manner, employing materials of good quality and complying with all government requirements.

        Lessee shall not make or suffer any strip or waste. Lessee shall obtain Lessor's written consent as to the size, location, and placement of any exterior sign, name display, and/orlogo. Lessee shall be solely responsible for maintaining and displaying its name and logo upon the premises. Lessee shall keep the premises and/or contents in good repair, order and condition and at the termination of the Lease, shall yield and deliver up the premises and all property belonging to the Lessor in good, clean, and tenantable order and condition, normal wear and tear only excepted. The Lessee, at Lessee's sole expense, shall remove any alterations, decorations, additions, or improvements made by Lessee during its occupancy of the premises under this Lease, and should be responsible for repairing any damage caused by such removal. In the event Lessee vacates leaving any alterations, decorations, additions or improvements they shall become the sole property of the Lessor. Lessee further agrees that any alterations, decorations, improvements, additions, or other undertakings of the Lessee shall be at Lessee's sole expense, which Lessee shall indemnify and hold harmless the Lessor from any and all liability arising therefrom, which indemnification shall include any and all costs incurred by Lessor, including attorney's fees, arising from any claim asserted therefrom.

        During the term of this Lease, Lessee shall at its sole cost and expense:

        Maintain and repair in good working order non-structural elements of the interior of the Leased premises to include the plumbing system, electrical system, lighting system including bulbs and ballast, wall and floor coverings and the air conditioning system.

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        During the term of this Lease, Lessor shall at its sole cost and expense:

        Maintain and repair in good working order all structural elements of the interior and exterior of the premises to include all walls, roof, foundation, heating system, water and sewer lines to the premises, and the parking lot.

        6.      Cleanliness:

                The Lessee shall keep the premises in a clean condition at all times. No dirt, trash, garbage, or refuse or any other substance shall be disposed from the premises or the building except in the proper receptacles. It shall be the Lessee's responsibility to provide for such interior receptacles and the responsibility of Lessee to deposit such in the trash receptacle at the rear of the center provided by Lessor. The Lessee shall not permit anything to be thrown from the windows, doors, balconies, or porches of the premises. The Lessee shall not dispose or permit to be disposed any automobile part or accessory upon premises, or the buildings or grounds thereof, except in proper receptacles.

        7.      Disturbance:

                The Lessee agrees and covenants not to make or permit disturbing noises to be made by Lessee, its employees, agents, and/or invites in the premises or the building or the grounds thereof, nor do or permit anything by such persons which is unlawful, improper, or otherwise offensive to or which shall interfere with the rights, comforts, or convenience of surrounding neighbors. Lessee agrees not to permit any act or thing to be done on the premises which would constitute a nuisance or which may make void or voidable any insurance on said premises against fire.

        8.      Use of Premises:

                Unless prior written consent of the Lessor is obtained by the Lessee, premises shall be used solely for the operation of Lessee's personal and professional services business, and shall be occupied for the following purpose [s] only: Branch banking and related services. Lessee shall, during the term of this Lease conduct itself and display its signs in conformance with all regulations of governing bodies.

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        9.      Parking of Vehicles:

                The Lessee shall have the right to park its employee motor vehicles in the designated parking lot, which is located to the rear of the "Village Laundry". Lessee has four marked spaces in front of the premises additional customers may park in any other spaces provided for the general public. The Lessee further agrees not to interfere with the rights of any other occupants of the center.

        10.     Utilities:

        [A]     Except as may be listed in subparagraph [C], the Lessee shall contract and pay for all utilities and services on the Leased premises, including but not limited to, telephone, electricity, hot water, liability insurance, interior janitorial services, and snow and ice removal on steps, porches and ramps serving the premises. Lessee shall keep the leased premises sufficiently heated to prevent the pipes therein from freezing.

        [B]     Lessor shall contract for snow removal and sanding of the
parking lot servicing the entire center. Lessee shall reimburse Lessor within fifteen [15] days of the date of any invoice submitted by Lessor, representing Lessee's pro rated share of Lessor's expense for snow removal and sanding. Lessee's pro rated share shall be based upon 1794 sq. ft. which is the number of square feet comprising the Leased premises, divided by 17,347, the total square feet available for Lease at Hannibal Hamlin Place, Hampden, Maine, multiplied by the total amount of Lessor's current bill.

        [C]     Lessor shall pay real estate taxes, trash removal, building insurance, heat, water and sewer fees, and contract for snow removal and sanding only.

        11.     Personal Property Taxes:

                The Lessee shall be solely responsible for the payment of all personal property taxes attributable to the Lessee's business and\or occupancy of the premises.

        12.     Indemnity and Public Liability Insurance:

        [A]     Lessee shall defend, exonerate, save harmless, protect and indemnify Lessor from and against any and all losses, liabilities, damages, claims, suits, demands, actions, judgments,

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costs and expenses, including attorneys fees, which may arise from, grow out of, or be attributable to [i] Lessee's possession, use, occupation or control of the premises, [ii] any injury to, or death of, any person or persons, or damage to any property while on the demised premises, or [iii] any negligence act or default of Lessee or its agents, servants, employees, guests or contractors.

        [B]     Lessee shall maintain with respect to the premises public
liability insurance with limits of coverage of not less than One Million Dollars, insuring Lessor and Lessee against any claims, suits, proceedings, liabilities, demands or judgments which shall arise out of, or in connection with, [i] the possession, use, occupation or control of the premises, [ii] any injury, including death, or damage to any person or property while on the premises, and [iii] any injury, including death, or damage to any person or property anywhere occasioned by any act, neglect or default of Lessee or its agents, servants, employees or contractors. Such policies shall name, in addition to the Lessor as loss payee, Merrill Merchants Bank as mortgagee, to the extent its interests mar appear.

        [C]     Lessee agrees to provide Lessor with a Certificate of Insurance setting forth all insurance coverage required by this Lease, at the time of execution of this Lease, and each time insurance contracts are renewed.

        13.     Keys and Locks:

                Lessor may retain a passkey to the premises. Lessee shall not alter any lock or install a new or additional lock or locks without Lessor's permission and only than upon providing Lessor an additional key for such altered, new, or additional lock. Any such lock once installed, shall not be removed at the termination of the Lease, or prior thereto, without Lessor's prior written consent and shall become the property of the Lessor upon being installed. If Lessee fails to provide Lessor with a key, as forsaid, Lessor may terminate this Lease, on thirty- [30] days written notice. Upon termination of this Lease, Lessee shall deliver the keys to the premises to Lessor or his representative. If Lessee fails to so deliver, Lessor may change the lock or locks on the premises and charge the Lessee with the cost thereof. Delivery of keys to Lessor or anyone acting in their behalf shall not constitute a surrender or acceptance of surrender if the premises, unless so stipulated by Lessor in writing.

        14.     Loss or Damage:

                Lessor shall not be liable to Lessee for damage to or loss of property which may be lost or stolen, damaged or destroyed

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by fire, water, steam, or otherwise; nor shall Lessor be liable for such damage resulting from falling plaster, falling ice, leaks in the premises or in the building or otherwise.

        15.     Access to Premises:

                Lessee may not unreasonably withhold consent to the Lessor to enter the premises, in order to inspect the premises, and make necessary repairs, decorations, alterations, or improvements, supply necessary or agreed services, or exhibit the premises to prospective or actual purchasers, mortgagees, tenants, representatives of insurance companies, workman or contractors. In the event of a necessary interruption for repairs or emergencies, Lessor shall not be liable to Lessee for any inconvenience, disturbance, or loss of utility or services during the period nor shall Lessee be entitled to a reduction in rent therefor. Any such interruption lasting more than thirty [30] days shall be treated as a casualty under section 17 hereof. The right of access granted herein shall not be limited by Lessee's absence from the premises. The provisions of this paragraph shall not obligate Lessor to make any alterations, addition, repair, or improvement to the premises except as may be required by law. During the final ninety [90] days of the term of this Lease or any extension thereof, Lessor may place rental or for sale signs upon the premises.

        16.     Force Majeure:

                Interruption or curtailment of any service maintained in the Leased premises, if caused by strikes, mechanical difficulties, or any other cause beyond the Lessor's control, whether similar or dissimilar to those enumerated, shall not entitle the Lessee to any claim against Lessor or to any reduction in rent, nor shall the same constitute constructive or partial eviction, unless the Lessor shall fail to take such measures as may be reasonable in the circumstances to restore the service without undue delay.

        17.     Fire or other Casualty;

                In the event the whole or any part of the premises shall be destroyed or damaged by fire or other casualty such that the premises can no longer be reasonably used for the purposes described in paragraph 8 above, and if Lessor does not repair the premises within sixty [60] days, this Lease may be terminated and ended at the election of either Lessee or Lessor, provided that notice in writing of such election shall be sent by the party so electing to the other within sixty [60] days after such destruction or damage as aforesaid. Upon termination as aforesaid

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by either party hereto, this Lease and the term hereof shall cease and come to an end, and any unearned rent or other charges paid in advance shall be refunded to Lessee; provided, however, that Lessee shall be permitted a reasonable period of time thereafter to remove its property. If neither Lessor or Lessee terminate this Lease as aforesaid within the time provided, Lessor shall forthwith, subject to the availability of insurance proceeds and the ability to obtain applicable governmental permits, proceed to repair and restore the premises to substantially their condition prior to such damage or destruction, and until such repair and restoration is completed, a just and proportionate part of the rent and other charges payable hereunder, according to the nature and extent to which the premises shall have been rendered inaccessible or unusable in whole or in part, shall be suspended or abated.

        18.     Eminent Domain:

                If any material portion of the premises shall be taken under the exercise of the power of eminent domain by any competent governmental authority, then, at the election of the Lessor, this Lease shall terminate. In the event that either Lessor or Lessee elects to terminate this Lease, any balance of prepaid rental hereunder shall be apportioned between the Lessor and Lessee as of the date of such taking. In the event that either Lessor or Lessee elects to terminate the Lease, then Lessee's rent shall be diminished accordingly proportionate to the amount of said taking.

                The entire award for any taking shall belong to Lessor, except that Lessee shall be entitled to such portion of the award as is attributable to the value of any leasehold improvements made on the premises by, or at the expense of, Lessee. Despite anything herein to the contrary contained, Lessee shall not be prevented from making a claim in its own name against any such condemning authority with respect to any furniture, trade fixtures, trade equipment, merchandise or personal property of any kind belonging to Lessee and not forming part of the real estate, or for the cost of moving all the same, and any such award made directly to Lessee shall belong entirely to Lessee.

        19.     Subletting and Assignments:

                Lessee shall not assign or underlet any part or the whole of the premises nor permit any other person to occupy the premises other than those specifically indicated above nor shall the Lessee license the use of the premises to anyone nor rent any room therein without first obtaining for such sublease,

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assignment, license, or otherwise, Lessor's written consent, and such consent, once having been given, shall be required for all subsequent occasions. Notwithstanding receipt of a consent from Lessor to a subletting or assignment, Lessor and Lessee agree that Lessee shall, absent the express written release by Lessor of Lessee, still remain responsible for compliance with the terms and conditions and the timely performance of each and every other obligation and duty, including payment of any monies due, as contained within this Lease during the tenancy there of.

        The collection of rent and/or any monies due from the assignee, subtenant, or occupant shall not be deemed a waiver of the covenant herein against assignment and subletting, or the acceptance of such assignee, subtenant, or occupant as a Lessee, or release of Lessee from the further performance of the covenants herein contained.

        20.     Miscellaneous Provisions:

                Lessee agrees and covenants to conform to such reasonable general rules and regulations, which Lessor may establish from time to time. No articles or obstructions shall be placed in the halls or other common areas or passageways of the premises.

        21.     Defaults and Remedies; Waiver: If Lessee:

        [A]     Fails to comply with any term, covenant, condition, or
obligation contained in this Lease and such failure is not cured within seven [7] days after notice has been given pursuant to paragraph 23 hereof, or

        [B]     Institutes voluntary bankruptcy proceedings, or bankrupt, or

        [C]     On proceedings instituted by anyone else, Lessee be adjudged bankrupt, or

        [D]     Makes an assignment for the benefit of creditors, or

        [E]     A receiver is appointed for the property or affairs of Lessee and such receivership is not vacated within ten [10] days after the appointment of such receiver, or

        [F]     The rights of Lessee herein pass by operation of law, or

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        [G]     The premises are abandoned or left vacant for more than thirty
[30] days, other than as a result of regulatory event or force majeure, without prior notice to Lessor,

then the Lessor may, at Lessor's option, terminate all the rights of the Lessee hereunder by written notice to Lessee, and the Lessor shall be entitled to exercise all remedies herein provided for breach by the Lessee as well as any and all remedies provided by law or in equity. Lessee also agrees to pay Lessor Lessor's damages and/or costs, including attorney's fees, and/or for money damages incurred in regaining possession of the premises, the cost of reletting the premises including brokerage commissions, and the cost of redecorating and repairing the premises which Lessor may incur for the premises. Upon any such expiration or termination of this Lease, Lessee shall quit and peacefully surrender the premises to Lessor, and Lessor, upon or at any expiration or termination, may without further notice, enter upon and re-enter the premises and possess and repossess themselves thereof, by summary proceedings or otherwise, and may dispossess Lessee and remove Lessee and all other persons and property from the premises and may have, hold and enjoy the premises and the rights to receive all rental income of and from the same.

        No such expiration or termination of this Lease, or summary proceedings, abandonment or vacancy, shall relieve Lessee of its liability and obligation under this Lease; provided, however, Lessor shall make reasonable efforts to relet the premises and all amounts received will be credited against amounts due from Lessee.

        22. Holding Over: In the event the Lessee shall continue in the occupancy of the premises after the expiration of the term or any extension thereof, such occupancy shall not be deemed to extend or renew the term of this Lease, but such occupancy shall continue as a tenancy at will from month to month upon the covenants, provisions and conditions herein contained.

        23.     Notices:

                Any notice to either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by certified mail in a postpaid envelope addressed [A] if to the Lessee, at the address of the Leased premises, or [B] if to the Lessor, at 104 Chamberlain Street, Brewer, Maine 04412, with a copy to Stuart M. Cohen, Esq. P.O. Box 613, Bangor, Maine 04402-0613; provided, however, that if either party shall admit, either in writing or under oath, the receipt of notice, evidence of service in accordance with shall be unnecessary.

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        24.     Waiver:

                The waiver of any breach or any term, condition, covenant, obligation, or agreement contained herein shall not be construed as a waiver of that or any other term, condition, covenant, obligation, or agreement, or any subsequent breach thereof. No modification of any provision hereof and no cancellation or surrender hereof shall be valid unless in writing and signed by Lessor and Lessee.

        25.     Separability Clause:

                If any provision or a portion of a provision of this Lease or the application thereto any party hereto or circumstances shall be held invalid, than the remainder of this Lease or the remainder of such provision and the application thereof to any party hereto or circumstances shall not be thereby affected.

        26.     Construction of Terms:

                The word "Lessor" shall be construed to include the plural, and whenever the context permits it shall include all persons claiming through or under the Lessor. All masculine or singular pronouns shall include the feminine, neuter, and plural thereof and vice versa wherever the sense of the language so requires.

        27.     Representation:

                No representations or promises with regard to the premises or buildings have been made which are not included in this Lease in writing. This Lease represents the entire agreement between Lessor and Lessee, being a commercial Lease.

        28.     Memorandum:

                This Lease shall not be recorded, but each party agrees, at the request of the other, to enter into a mutually satisfactory Memorandum of Lease in recordable form.


        29.     Binding Effect:

                Except as heretofore provided, this Lease shall be binding upon both parties hereto and their respective successors and assigns.

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        In Witness Whereof, the parties hereto and to a duplicate original hereof have set their hands and seals on the day and year first above written.

---------------------------------
Lessor:                                        Lessor

                                     Peter H. Jensen, Trustee

                                     Coral Reef Realty Trust
                                     104 Chamberlain Street
                                     Brewer, Maine 04412
---------------------------------
Lessee:                               Lessee:

                                      Unitedkingfield Bank
                                      Mr. Daniel Swindler
                                      245 Commercial Street
                                      Rockland, Maine 04856

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